Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2023 First Quarter Financial Results

•	Q1 GAAP Earnings per Share $0.56, Non-GAAP Earnings per Share $1.03
•	Q1 Total Revenue $11.4 billion, up 18% in USD, up 23% in constant currency
•	Q1 Cloud Revenue (IaaS plus SaaS) $3.6 billion, up 45% in USD, up 50% in constant currency
•	Q1 Cloud Infrastructure (IaaS) Revenue $0.9 billion, up 52% in USD, up 58% in constant currency
•	Q1 Cloud Application (SaaS) Revenue $2.7 billion, up 43% in USD, up 48% in constant currency
•	Fusion ERP Cloud (SaaS) Revenue, up 33% in USD, up 38% in constant currency
•	NetSuite ERP Cloud (SaaS) Revenue, up 27% in USD, up 30% in constant currency

AUSTIN, Texas, September 12, 2022 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2023 Q1 results. Total quarterly revenues were up 18% year-over-year in USD and up 23% in constant currency to $11.4 billion. Cloud services and license support revenues were up 14% in USD and up 20% in constant currency to $8.4 billion. Cloud license and on-premise license revenues were up 11% in USD and up 19% in constant currency to $0.9 billion. For the first quarter of fiscal 2023, Cerner contributed $1.4 billion to total revenues.

Q1 GAAP operating income was $2.6 billion, down 23% in USD and down 17% in constant currency. Non-GAAP operating income was $4.5 billion, up 3% in USD and up 10% in constant currency. GAAP operating margin was 23%, and non-GAAP operating margin was 39%. GAAP net income was $1.5 billion, and non-GAAP net income was $2.8 billion. Q1 GAAP earnings per share was $0.56 while non-GAAP earnings per share was $1.03.

Short-term deferred revenues were $10.5 billion. Operating cash flow was $10.5 billion during the trailing twelve months.

The strengthening of the U.S. dollar compared to foreign currencies had a significant impact on results in the quarter. Without the impact of the U.S. dollar strengthening compared to foreign currencies, Oracle’s reported Q1 GAAP and non-GAAP earnings per share would have been 8 cents higher.

“In Q1, total revenue grew 23% in constant currency beating guidance by $200 million,” said Oracle CEO, Safra Catz. “Even without Cerner, our total revenue grew 8% in constant currency driven by Oracle’s rapidly growing applications and infrastructure cloud businesses. These two cloud businesses now account for more than 30% of our total revenue. As our cloud businesses become a larger-and-larger percentage of our overall business, we expect our constant currency organic revenue growth rate to hit double-digits with a corresponding increase in earnings per share. Cerner will also positively impact revenue and earnings per share growth in the coming quarters as we fully integrate Cerner into Oracle and benefit from the resulting cost efficiencies. This is the first quarter we owned Cerner and they just delivered the best revenue quarter in their history. We expect Cerner to do even better in the coming quarters as we develop an all-new suite of healthcare cloud services.”

“Multi-Cloud access to the Oracle Database and Oracle’s MySQL HeatWave database will make the world’s two most popular databases even more popular,” said Oracle Chairman and CTO, Larry Ellison. “In Q1 we expanded our relationship with Microsoft by providing all versions of the Oracle database directly to Microsoft Azure customers. Now all Microsoft customers can directly access the Oracle Exadata Cloud Service, the Oracle Autonomous Database and every other Oracle Database version directly from the Azure Cloud. Today we are also announcing that Amazon Web Services customers can directly access Oracle’s MySQL HeatWave database running in the Amazon Cloud. This enables AWS users to run transaction processing, real-time analytics, and machine learning on the single unified MySQL service. MySQL HeatWave delivers 7X better price performance compared to Amazon Redshift and 10X better than Snowflake, 25X faster than Redshift ML, and up to 10X higher throughput than Aurora. See today’s MySQL HeatWave press release for customer performance benchmark verification.”

The board of directors declared a quarterly cash dividend of $0.32 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 12, 2022, with a payment date of October 25, 2022.

•	A sample list of customers which purchased Oracle Cloud services during the quarter will be available at www.oracle.com/customers/earnings/.
•	A list of recent technical innovations and announcements is available at www.oracle.com/news/.
•	To learn what industry analysts have been saying about Oracle’s products and services see www.oracle.com/corporate/analyst-reports.html.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 4:00 p.m. Central. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor/.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

# # #

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the size of our cloud businesses, our organic revenue and earnings per share growth rates, Cerner’s impact on our financial results, Cerner’s future performance and the development of new healthcare cloud services, the popularity of the Oracle Database and Oracle MySQL HeatWave, and the impact of access to the Oracle Database and Oracle’s MySQL HeatWave database by Microsoft Azure customers and Amazon Web Services customers, are "forward-looking statements" and are subject to material risks and uncertainties. Risks and uncertainties that could affect our current expectations and our actual results, include, among others: our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services; supply chain constraints and third-party manufacturing and logistics delays; significant coding, manufacturing or configuration errors in our offerings; risks associated with acquisitions; the COVID-19 pandemic; economic, political and market conditions; information technology system failures, privacy concerns and cybersecurity breaches; unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 12, 2022. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2022	% of Revenues	2021	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$8,417	73%	$7,371	76%	14%	20%
Cloud license and on-premise license	904	8%	813	8%	11%	19%
Hardware	763	7%	763	8%	0%	5%
Services	1,361	12%	781	8%	74%	84%
Total revenues	11,445	100%	9,728	100%	18%	23%
OPERATING EXPENSES
Cloud services and license support	1,735	15%	1,214	13%	43%	48%
Hardware	249	2%	245	2%	2%	6%
Services	1,053	9%	644	7%	63%	72%
Sales and marketing	2,177	19%	1,854	19%	17%	23%
Research and development	2,093	19%	1,684	18%	24%	27%
General and administrative	411	4%	298	3%	38%	42%
Amortization of intangible assets	919	8%	303	3%	203%	204%
Acquisition related and other	41	0%	21	0%	106%	110%
Restructuring	144	1%	38	0%	276%	310%
Total operating expenses	8,822	77%	6,301	65%	40%	45%
OPERATING INCOME	2,623	23%	3,427	35%	(23%)	(17%)
Interest expense	(787)	(7%)	(705)	(7%)	12%	12%
Non-operating expenses, net	(180)	(1%)	(41)	(1%)	340%	346%
INCOME BEFORE INCOME TAXES	1,656	15%	2,681	27%	(38%)	(30%)
Provision for income taxes	108	1%	224	2%	(52%)	(46%)
NET INCOME	$1,548	14%	$2,457	25%	(37%)	(29%)
EARNINGS PER SHARE:
Basic	$0.58		$0.89
Diluted	$0.56		$0.86
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,685		2,769
Diluted	2,747		2,861

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2022 compared with the corresponding prior year period decreased our total revenues and total operating expenses, each by 5 percentage points, and operating income by 6 percentage points.

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2022 GAAP	Adj.	2022 Non-GAAP	2021 GAAP	Adj.	2021 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$11,445	$—	$11,445	$9,728	$—	$9,728	18%	18%	23%	23%
TOTAL OPERATING EXPENSES	$8,822	$(1,854)	$6,968	$6,301	$(907)	$5,394	40%	29%	45%	34%
Stock-based compensation (3)	750	(750)	—	545	(545)	—	38%	*	38%	*
Amortization of intangible assets (4)	919	(919)	—	303	(303)	—	203%	*	204%	*
Acquisition related and other	41	(41)	—	21	(21)	—	106%	*	110%	*
Restructuring	144	(144)	—	38	(38)	—	276%	*	310%	*
OPERATING INCOME	$2,623	$1,854	$4,477	$3,427	$907	$4,334	(23%)	3%	(17%)	10%
OPERATING MARGIN %	23%		39%	35%		45%	(1,231) bp.	(544) bp.	(1,123) bp.	(484) bp.
INCOME TAX EFFECTS (5)	$108	$574	$682	$224	$420	$644	(52%)	6%	(46%)	14%
NET INCOME	$1,548	$1,280	$2,828	$2,457	$487	$2,944	(37%)	(4%)	(29%)	4%
DILUTED EARNINGS PER SHARE	$0.56		$1.03	$0.86		$1.03	(34%)	0%	(26%)	8%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,747	—	2,747	2,861	—	2,861	(4%)	(4%)	(4%)	(4%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2022			Three Months Ended August 31, 2021
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$91	$(91)	$—	$40	$(40)	$—
Hardware	4	(4)	—	3	(3)	—
Services	25	(25)	—	14	(14)	—
Sales and marketing	124	(124)	—	95	(95)	—
Research and development	422	(422)	—	344	(344)	—
General and administrative	84	(84)	—	49	(49)	—
Total stock-based compensation	$750	$(750)	$—	$545	$(545)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of August 31, 2022 was as follows:

Remainder of fiscal 2023	$2,753
Fiscal 2024	3,086
Fiscal 2025	2,105
Fiscal 2026	1,615
Fiscal 2027	664
Fiscal 2028	635
Thereafter	1,641
Total intangible assets, net	$12,499

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 6.5% and 8.4% in the first quarter of fiscal 2023 and 2022, respectively, and an effective non-GAAP tax rate of 19.4% and 18.0% in the first quarter of fiscal 2023 and 2022, respectively. The difference in our GAAP and non-GAAP tax rates in each of the first quarter of fiscal 2023 and 2022 was primarily due to the net tax effects related to stock-based compensation expense and acquisition related and other items, including the tax effects on amortization of intangible assets, partially offset by the net deferred tax effects related to an income tax benefit that was previously recorded due to the partial realignment of our legal entity structure.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2022	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$10,448	$21,383
Marketable securities	772	519
Trade receivables, net	5,937	5,953
Prepaid expenses and other current assets	3,847	3,778
Total Current Assets	21,004	31,633
Non-Current Assets:
Property, plant and equipment, net	12,280	9,716
Intangible assets, net	12,499	1,440
Goodwill, net	61,629	43,811
Deferred tax assets	12,065	12,782
Other non-current assets	10,832	9,915
Total Non-Current Assets	109,305	77,664
TOTAL ASSETS	$130,309	$109,297
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Notes payable and other borrowings, current	$16,097	$3,749
Accounts payable	1,461	1,317
Accrued compensation and related benefits	1,958	1,944
Deferred revenues	10,473	8,357
Other current liabilities	4,830	4,144
Total Current Liabilities	34,819	19,511
Non-Current Liabilities:
Notes payable and other borrowings, non-current	75,480	72,110
Income taxes payable	12,128	12,210
Deferred tax liabilities	7,693	6,031
Other non-current liabilities	5,638	5,203
Total Non-Current Liabilities	100,939	95,554
Stockholders’ Deficit	(5,449)	(5,768)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$130,309	$109,297

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$1,548	$2,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	547	454
Amortization of intangible assets	919	303
Deferred income taxes	(344)	(15)
Stock-based compensation	750	545
Other, net	156	(27)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	761	852
Decrease in prepaid expenses and other assets	44	270
Decrease in accounts payable and other liabilities	(166)	(713)
Increase (decrease) in income taxes payable	145	(221)
Increase in deferred revenues	2,034	1,486
Net cash provided by operating activities	6,394	5,391
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(57)	(7,671)
Proceeds from sales and maturities of marketable securities and other investments	138	8,002
Acquisitions, net of cash acquired	(27,798)	(50)
Capital expenditures	(1,719)	(1,062)
Net cash used for investing activities	(29,436)	(781)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(552)	(7,995)
Proceeds from issuances of common stock	515	148
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(829)	(820)
Payments of dividends to stockholders	(860)	(887)
Proceeds from borrowings, net of issuance costs	20,046	—
Repayments of borrowings	(5,883)	(1,500)
Other, net	(127)	(414)
Net cash provided by (used for) financing activities	12,310	(11,468)
Effect of exchange rate changes on cash and cash equivalents	(203)	(181)
Net decrease in cash and cash equivalents	(10,935)	(7,039)
Cash and cash equivalents at beginning of period	21,383	30,098
Cash and cash equivalents at end of period	$10,448	$23,059

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2022				Fiscal 2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,325	$10,255	$10,396	$9,539	$10,542

Capital Expenditures	(2,761)	(3,118)	(3,805)	(4,511)	(5,168)

Free Cash Flow	$12,564	$7,137	$6,591	$5,028	$5,374

% Growth over prior year	9%	(41%)	(49%)	(63%)	(57%)

GAAP Net Income	$13,952	$10,262	$7,560	$6,717	$5,808

Free Cash Flow as a % of Net Income	90%	70%	87%	75%	93%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services	$2,461	$2,667	$2,791	$2,890	$10,809	$3,579				$3,579
License support	4,910	4,887	4,846	4,722	19,365	4,838				4,838
Cloud services and license support	7,371	7,554	7,637	7,612	30,174	8,417				8,417
Cloud license and on-premise license	813	1,237	1,289	2,539	5,878	904				904
Hardware	763	767	798	856	3,183	763				763
Services	781	802	789	833	3,205	1,361				1,361
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445				$11,445
AS REPORTED REVENUE GROWTH RATES
Cloud services	19%	22%	24%	19%	21%	45%				45%
License support	1%	(1%)	(3%)	(5%)	(2%)	(1%)				(1%)
Cloud services and license support	6%	6%	5%	3%	5%	14%				14%
Cloud license and on-premise license	(8%)	13%	1%	18%	9%	11%				11%
Hardware	(6%)	(9%)	(3%)	(3%)	(5%)	0%				0%
Services	8%	7%	7%	3%	6%	74%				74%
Total revenues	4%	6%	4%	5%	5%	18%				18%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services	18%	22%	26%	22%	22%	50%				50%
License support	(1%)	(1%)	0%	(1%)	(1%)	4%				4%
Cloud services and license support	5%	6%	8%	7%	6%	20%				20%
Cloud license and on-premise license	(9%)	16%	4%	25%	12%	19%				19%
Hardware	(7%)	(8%)	1%	2%	(3%)	5%				5%
Services	7%	7%	11%	7%	8%	84%				84%
Total revenues	2%	6%	7%	10%	7%	23%				23%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$3,041	$3,149	$3,187	$3,235	$12,612	$4,016				$4,016
Infrastructure cloud services and license support	4,330	4,405	4,450	4,377	17,562	4,401				4,401
Total cloud services and license support revenues	$7,371	$7,554	$7,637	$7,612	$30,174	$8,417				$8,417
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	8%	9%	8%	6%	8%	32%				32%
Infrastructure cloud services and license support	5%	5%	3%	1%	3%	2%				2%
Total cloud services and license support revenues	6%	6%	5%	3%	5%	14%				14%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	7%	8%	10%	9%	8%	37%				37%
Infrastructure cloud services and license support	3%	5%	7%	5%	5%	7%				7%
Total cloud services and license support revenues	5%	6%	8%	7%	6%	20%				20%
GEOGRAPHIC REVENUES
Americas	$5,321	$5,736	$5,849	$6,774	$23,679	$7,192				$7,192
Europe/Middle East/Africa	2,784	2,953	3,014	3,260	12,011	2,691				2,691
Asia Pacific	1,623	1,671	1,650	1,806	6,750	1,562				1,562
Total revenues	$9,728	$10,360	$10,513	$11,840	$42,440	$11,445				$11,445

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2022 and 2021 for the fiscal 2023 and fiscal 2022 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2023 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses, income tax effects and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses, income tax effects and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses, income tax effects and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consisted of personnel related costs for transitional and certain other employees, certain business combination adjustments including certain adjustments after the measurement period has ended, and certain other operating items, net. Restructuring expenses consisted of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses may diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur certain of these expenses in connection with any future acquisitions and/or strategic initiatives.